EXECUTION VERSION MODIFICATION, CONSENT AND WAIVER AGREEMENT THIS MODIFICATION, CONSENT AND WAIVER AGREEMENT (the "Agreement") is made to be effective as of the 19th day of July, 2024 (the "Effective Date"), by and between PNC BANK, NATIONAL ASSOCIATION (the "Lender"); LUNA INNOVATIONS INCORPORATED (the "Borrower"); and LUNA TECHNOLOGIES, INC. and GENERAL PHOTONICS CORP. (collectively, the "Guarantors"). Hereafter, the Borrower and the Guarantors are collectively referred to as the "Obligors," and the Lender and the Obligors are collectively referred to as the "Parties." RECITALS The Lender has extended a revolving line of credit (the "Loan") and certain other credit facilities to the Borrower that are evidenced and secured inter alia by a Loan Agreement among the Lender and the Obligors dated as of December 1, 2020, as amended and modified by an Amendment to Loan Documents dated March 10, 2022, a Second Amendment to Loan Documents dated June 21, 2022, a Third Amendment to Loan Documents dated January 31, 2023 and a Fou1th Amendment to Loan Documents dated December 21, 2023 ( collectively, the "Loan Documents"), an Amended And Restated Revolving Line of Credit Note dated June I 7, 2022 in the stated principal amount of Fifteen Million Dollars ($15,000,000.00) from the Borrower as the maker thereof and payable to the order of the Lender (the "Note"), Security Agreements from the Obligors for the benefit of the Lender dated December I, 2020 (collectively, the "Security Agreements") and various other related agreements and instruments. The Guarantors guaranteed to the Lender the repayment and performance by the Borrower of the Loan in accordance with Guaranty and Surety Agreements dated December 1, 2020 (collectively, the "Guarantys"). Hereafter, the Loan Documents, the Note, the Security Agreements, the Guarantys and all other documents, agreements and instruments evidencing or securing the Loan, the Note and the Guarantors' obligations under their respective Guarantys are collectively referred to as the "Loan Documents." The Obligors are in default of the following representations, warranties and covenants of the Obligors in the Loan Documents: (i) Section 6.1 (failure to maintain good standing in Delaware and maintain and obtain all Governmental Approvals; [(ii) Section 6.2(a) through Section 6.2(d) (failure to timely deliver any such reports or the associated Compliance Certificate, as well as any previously delivered reports or Compliance Certificates being withdrawn, inaccurate or incorrect in any respect, in each case, through the date of this Agreement), (iii) Section 6.5 (failure to timely file all required tax returns and reports and timely pay taxes) (iv) Section 6.9(a) (Net Leverage Ratio), (v) Section 6.9(b) (Fixed Charge Coverage Ratio), in each case, with respect to clauses (iv) and (v), as tested for the fiscal quaiters of the Borrower ending on June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024 and (vi) any misrepresentation of the representations and warranties set forth in Sections 5.1, 5.4, 5.5, 5.6, 5.7, 5.9 or 5.11 of the Loan Agreement (in each case, as they relate to other Existing Events of Default (as defined below) or the events giving rise thereto). As a result of the breach of the representations, warranties and covenants set forth above, an Event of Default has occurred under, without limitation, Sections 8.2(a), 8.2(b ), 8.8, 8.10 of the Loan Agreement (collectively, the "Existing Events of Default"). The Borrower has requested the consent of the Lender to permit the Borrower to obtain a Fifteen Million Dollars ($15,000,000.00) Subordinated Secured Bridge Loan Facility (the "Bridge Loan") from the lenders parties to the "Junior Loan Agreement" (collectively, the "Subordinated Lenders"), in accordance with the terms of a Loan Agreement of even date herewith between the Subordinated Lenders, White Hat Lightning Oppottunity LP as the Agent for the Subordinated Lenders and the Obligors (the "Junior Loan Agreement") DOC ID - 46804975.4 S:IJMS\36610 PNC - Luna\2024\Modification Agr3.docx